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                                                                     Exhibit 5.1
                                                                     -----------

                                [K&E LETTERHEAD]

                                                                         [DRAFT]

                              ______________, 2001


Radio One, Inc.
5900 Princess Garden Parkway
8th Floor
Lanham, Maryland  20706

          Re:  Radio One, Inc.,
               Registration Statement on Form S-3
               ----------------------------------

Dear Ladies and Gentlemen:

     We are acting as counsel to Radio One, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, File No. 333-58436 (the "Registration Statement") pertaining to the registration by the Company of
(i) 3,000,000 shares of the Company's class D common stock, par value $.001 per share, to be registered for the Company (the "Primary Shares"), and (ii) 2,143,000 shares of the Company's class D common stock, par value $.001 per share, to be registered for the selling stockholders listed in the Registration Statement (the "Secondary Shares"). The Primary Shares and the Secondary Shares are hereafter collectively referred to as the "Shares."

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended to the date hereof, and (iii) certain resolutions adopted by the Board of Directors of the Company. In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.
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Radio One, Inc.
_____________, 2001
Page 2


     Based upon the foregoing and having regard to legal considerations that we deem relevant, and subject to the comments and qualifications set forth below, it is our opinion that (i) the Shares have been duly authorized, and (ii) the Shares, when issued by the Company, will be duly and validly issued, fully paid and non-assessable.

     For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the authenticity of the originals of all documents submitted to us as copies, (iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (v) the authority of such persons signing all documents on behalf of the parties thereto and (vi) the due authorization, execution and delivery of all documents by the parties thereto.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

     We do not find it necessary for purposes of this opinion to cover, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the offering and sale of the Shares. This opinion shall be limited to the laws of the State of Delaware. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                         Very truly yours,



                                         KIRKLAND & ELLIS